Exhibit 4.1
     FOURTH SUPPLEMENTAL INDENTURE, dated as of November 14, 2006, to the Indenture dated as of December 16, 1993 (as amended and supplemented to the date hereof, the “Indenture”), by and between HCA Inc., a Delaware corporation (as successor to Columbia Healthcare Corporation) (the “Company”) and The Bank of New York (successor to Bank One Trust Company, N.A., as trustee, which succeeded The First National Bank of Chicago), as trustee (the “Trustee”).
W I T N E S S E T H:
     WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture, and the Company has issued pursuant to the Indenture its 8.850% Medium Term Notes due 2007 (the “8.850% Notes”), 7.000% Notes due 2007 (the “7.000% Notes”), 7.250% Notes due 2008 (the “7.250% Notes”), 5.250% Notes due 2008 (the “5.250% Notes”) and 5.500% Notes due 2009 (the “5.500% Notes” and, together with the 8.850% Notes, the 7.000% Notes, the 7.250% Notes and the 5.250% Notes, collectively the “Notes”);
     WHEREAS, Section 1002 of the Indenture provides that the Company and the Trustee may, with the consent of the holders of at least a majority in principal amount of a series of the Notes, enter into a supplemental indenture for the purpose of amending certain provisions of (i) the Indenture with respect to such series and (ii) the Notes of such series;
     WHEREAS, in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger dated as of July 24, 2006 among the Company, Hercules Holding II, LLC, a Delaware limited liability company and Hercules Acquisition Corporation, a Delaware corporation, the Company has offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated October 6, 2006 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Consent and Letter of Transmittal (as the same may be amended or supplemented from time to time, the “Consent and Letter of Transmittal” and, together with the Statement, with respect to the Notes, the “Offers”), from each Holder of such Notes;
     WHEREAS, in connection with the Offers, the Company has sought consents (“Consents”) from Holders to certain amendments to the Indenture and to the Notes as set forth in Article Two and Article Three of this Fourth Supplemental Indenture (the “Amendments”);
     WHEREAS, the Company has received and delivered to the Trustee the consents from Holders of more than a majority of the outstanding principal amount of each series of Notes to effect the Amendments with respect to such series;
     WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this Fourth Supplemental Indenture; and
     WHEREAS, all other acts and proceedings required by law, by the Indenture and by the charter documents of the Company to make this Fourth Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree as follows:
ARTICLE ONE
     SECTION 1.01. Definitions.
     Capitalized terms used in this Fourth Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
ARTICLE TWO
     SECTION 2.01. Amendment of Certain Provisions in Article Five.
     (a) Section 501 of the Indenture is amended by inserting the following text at the end of clause (4) thereof after the semicolon and before the word “or”:
“provided, however, that this clause (4) shall be inapplicable to, and shall be deleted from this Indenture as it relates to, the Company’s 8.850% Medium Term Notes due 2007 (the “8.850% Notes”), 7.000% Notes due 2007 (the “7.000% Notes”), 7.250% Notes due 2008 (the “7.250% Notes”), 5.250% Notes due 2008 (the “5.250% Notes”) and 5.500% Notes due 2009 (the “5.500% Notes” and, together with the 8.850% Notes, the 7.000% Notes, the 7.250% Notes and the 5.250% Notes, collectively the “Notes”);”
     SECTION 2.02. Amendment of Certain Provisions in Article Nine.
     (a) Section 901 of the Indenture is amended by inserting the following text at the end of clause (2) thereof after the semicolon and before the word “and”:
“provided, however, that this clause (2) shall be inapplicable to, and shall be deleted from this Indenture as it relates to, the Notes;”
     (b) Section 901 of the Indenture is amended by inserting the following text at the end of clause (3) thereof after the semicolon and before the word “and”:
“provided, however, that this clause (3) shall be inapplicable to, and shall be deleted from this Indenture as it relates to, the Notes;”

     SECTION 2.03. Amendment of Certain Provisions in Article Eleven.
     (a) Section 1104 of the Indenture is amended by inserting the following text at the end of such Section:
“and, provided, further, that this Section 1104 shall be inapplicable to, and shall be deleted from this Indenture as it relates to, the Notes;”
     (b) Section 1105 of the Indenture is amended by inserting the following text at the end of such Section:
“Notwithstanding anything to the contrary contained herein, this Section 1105 shall be inapplicable to, and shall be deleted from this Indenture as it relates to, the Notes.”
     (c) Section 1106 of the Indenture is amended by inserting the following text at the end of such Section:
“Notwithstanding anything to the contrary contained herein, this Section 1106 shall be inapplicable to, and shall be deleted from this Indenture as it relates to, the Notes.”
     (d) Section 1107 of the Indenture is amended by inserting the following text at the end of such Section:
“Notwithstanding anything to the contrary contained herein, this Section 1107 shall be inapplicable to, and shall be deleted from this Indenture as it relates to, the Notes.”
     (e) Section 1108 of the Indenture is amended by inserting the following text at the end of such Section:
““Notwithstanding anything to the contrary contained herein, this Section 1108 shall be inapplicable to, and shall be deleted from this Indenture as it relates to, the Notes.”
ARTICLE THREE
     SECTION 3.01. Elimination of Certain Provisions in the Notes.
     The Notes are deemed to be amended as follows:
     (a) Each Note is deemed amended by replacing “(the “Indenture”)” with “(as amended from time to time, the “Indenture”)”.

     (b) Each Note is deemed amended by the insertion of the following text on the reverse of the Note:
     The terms of the Indenture and this Note have been amended and the following provisions of the Indenture are no longer applicable to this Note: clause (4) of Section 501; clauses (2) and (3) of Section 901; Section 1104; Section 1105; Section 1106; Section 1107; and Section 1108.
ARTICLE FOUR
     SECTION 4.01. Effectiveness of Amendments to Indenture.
     This Fourth Supplemental Indenture shall be effective upon its signing by the parties hereto; provided that the Amendments will only become operative concurrently with the Merger, provided that all validly tendered Notes are accepted for purchase pursuant to the Offers. In the event that the Company withdraws or terminates the Offers prior to the Merger or does not purchase Notes tendered pursuant to the Offers, this Fourth Supplemental Indenture shall be terminated and be of no force or effect and the Indenture and the Notes shall not be modified hereby. The Company shall promptly notify the Trustee in writing in the event that the Offers are withdrawn or terminated prior to the Merger or if it does not purchase Notes tendered pursuant to the Offers.
     SECTION 4.02. Continuing Effect of Indenture.
     Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect.
     SECTION 4.03. Construction of Fourth Supplemental Indenture.
     This Fourth Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE.
     SECTION 4.04. Trust Indenture Act Controls.
     If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with another provision of this Fourth Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939 as in force at the date as of which this Fourth Supplemental Indenture is executed, the provision required by said Act shall control.

     SECTION 4.05. Trustee Disclaimer.
     The recitals contained in this Fourth Supplemental Indenture shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.
     SECTION 4.06. Counterparts.
     This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the day and year first above written.

HCA INC.
By /s/ David G. Anderson
Name:	David G. Anderson
Title:	Senior Vice President--Finance and Treasurer

THE BANK OF NEW YORK, as Trustee
By /s/ Van K. Brown
Name:	Van K. Brown
Title:	Vice President